U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 12, 2006



                          SENIOR OPTICIAN SERVICE, INC.
             (Exact Name of registrant as specified in its Charter)




      Minnesota                         0-28683                    41-1594595
----------------------             -------------------        ------------------
State of Incorporation             Commission File No.         I.R.S. Employer
                                                              Identification No.


18610 East 32nd Ave., Greenacres, WA                                 99016
----------------------------------------                      ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number,    (509)          891      -    8373
                               -----------  -------------   -----------



                     (Registrant's former name and address)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240-14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))



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Item 3.02         Unregistered Sales of Equity Securities

         On June 12,  2006,  we  authorized  the  issuance of 100,000  shares of
common  stock  to  Patrick  Downey  as  officer  compensation.   We  valued  the
transaction at $0.05 per share. Five cents was the last reported share price.

         We relied on Section 4(2) as the securities transaction exemption afforded by the Securities Act of 1933, as amended, (the "Securities Act"). These shares are restricted securities and may not be resold unless registered under the Securities Act or exempt from the registration requirements.

Item 5.01         Changes in Control of Registrant

         On June 12, 2006, Don Hill sold 4,900,000 of his common shares to Kaniksu Financial Services, LLC. for $5,000. These shares represent 83.7% of our issued and outstanding common stock.

         Kaniksu Financial Services, LLC. is a Washington limited liability company. Kaniksu is owned and managed by Gregory M. Wilson. Mr. Wilson has acted as legal counsel to the Company since November 1999. He is licensed to practice law in Washington and Idaho. Kaniksu Financial Services, LLC. is a financial services company principally involved in aircraft ownership and leasing.

         This change in control event triggered a convertibility feature in three promissory notes payable to Gregory M. Wilson totaling $72,009.31 convertible into 2,880,372 common shares at $0.025 per share. Additionally, a common stock purchase warrant associated with the notes for the purchase of 800,000 common shares at $0.025 per share became immediately exercisable with the change in control event.

         Copies of the form of Promissory Notes, Common Stock Purchase Warrant and Stock Sale Agreement are attached as Exhibits 10.0, 10.1 and 10.2 The notes have not been converted to stock and the warrant has not been exercised.

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers

         On June 11, 2006, our Sandra Hill and Bradley Peterson, members of our board of directors resigned their company positions. Mr. Hill will resign as a member of the board of directors, effective with the expiration of the regulatory 10-day waiting period mandated by Regulation 14f-1 of the Securities Exchange Act of 1934, as amended. The board of directors nominated Patrick Downey, C.P.A. as successor director to fill the board vacancy. Mr. Downey was nominated to act as our company's sole executive officer filling the positions of President, CEO and CFO, effective June 16, 2006. Mr. Wilson, on behalf of Kaniksu Financial Services, had requested that the Board of Directors nominate Mr. Downey to succeed to these company director and officer positions.

         Mr. Downey will serve in these corporate positions for the balance of the terms or until his successor will have been elected and qualified as provided for in our corporate bylaws.

         Mr. Downey will be granted One Hundred Thousand (100,000) shares common stock as compensation.

         Mr. Downey holds a Bachelor of Arts in Professional Accounting and is a Certified Public Accountant in Washington State. He has acted as Chief Financial

Officer, Corporate Controller and Operations Manager for private and publicly-held companies. His professional competency includes all phases of branch accounting and necessary functions for the preparation of corporate tax returns and financial statements. He has also been responsible for training and supervising accounting and operations personnel.

         During the past years Mr. Downey has worked with the following companies:

Command  Center,  Inc.  (CCNI:OTCBB,  Post  Falls,  ID - Director  of  Taxation,
2005-2006
He was responsible for cleanup of tax liabilities for business combination transactions including registration with all states as branch offices opened with a national company. He was also responsible for managing daily cash flow requirements.

Touchmark  Living  Centers,  Butte,  MT - Chief  Operating  Officer  2005
He was responsible for operations of senior living facility including annual budget for 2006, marketing, community relations and daily staffing for a seven day week operation.

Visiontec Inc,  Spokane, WA - Controller, 2002-2004
He was responsible for accounting, human resources and IS departments including the preparation of budgets, forecasts and cash flow reports. He prepared monthly and annual financial statements and information for outside accountants.

3B's Transportation Company, Lewiston, ID - Chief Financial Officer, 2001
He was  responsible  for all  financial  aspects of the  company  including  the
preparation  of  all  financial  reports,   budget  forecasting  and  cash  flow
projections.

National Music Service Corp., Spokane, WA - Chief Financial Officer, 1995-2000 He was responsible for all financial aspects of the company, including the preparation of all financial reports, budget forecasting and five and ten year cash flow projections. He submitted monthly and quarterly reports to financial institutions and coordinated annual audit with a national accounting firm.

Item 8.01         Other Events

         Effective June 12, 2006, our corporate address will be 18610 E. 32nd Ave., Greenacres, WA 99016. Our corporate office will be located at the offices of our company's legal counsel and will be made available to the Company on a rent-free basis.

Item 9.01         Financial Statements and Exhibits

(c) Exhibits

Exhibit Number    Description

10.0              Form of Promissory Note
10.1              Common Stock Warrant
10.2              Stock Sale Agreement



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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SENIOR OPTICIAN SERVICE, INC.
Dated: June 12, 2006


                                                    /s/Donald Hill
                                                   -----------------------------
                                                   By: Donald Hill
                                                   Title: President